EXHIBIT 5
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William P. Barr
Executive Vice President and General Counsel

                                                     [VERIZON LOGO OMITTED]
                                                     Verizon Communications
                                                  1095 Avenue of the Americas
                                                      New York, NY 10036


                                July 2, 2003

Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York 10036

       Re: Verizon Communications Inc. Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

       Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which Verizon Communications Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 25,000,000 shares of Common Stock, par value $.10 per share, of the Company ("Shares") to be offered and sold from time to time under the Verizon Communications Inc. direct stock purchase and ownership plan known as Verizon Communications Direct Invest (the "Plan").

       I or members of my staff have reviewed the Registration Statement, the Company's Certificate of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

       Based upon the foregoing, I am of the opinion that:

       1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

       2. All necessary corporate action on the part of the Company's Board of Directors with respect to the issuance and sale of Shares to be purchased directly from the Company has been taken, and any Shares to be purchased directly from the Company will be legally issued, fully paid and nonassessable when such Shares shall have been issued and sold for the consideration contemplated in the Plan.

       3. Any Shares to be purchased on the open market were, on their date of issue, validly issued, fully paid and nonassessable.

       I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Legal Matters" in the Registration Statement.

                                                 Very truly yours,

                                                 /s/ William P. Barr
                                                 ------------------------------
                                                 William P. Barr
                                                 Executive Vice President and
                                                 General Counsel